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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1933

                                 JANUARY 2, 2004
              -----------------------------------------------------
                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                   PCTEL, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                     000-27115              77-0364943
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(STATE OR OTHER JURISDICTION OF  (COMMISSION FILE NUMBER)   (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

                              8725 W. HIGGINS ROAD
                             CHICAGO, ILLINOIS 60631
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                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (773) 243-3000
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              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On January 2, 2004, PCTEL, Inc., a Delaware corporation ("PCTEL"), completed its acquisition of MAXRAD, Inc., an Illinois corporation ("MAXRAD"). MAXRAD is a manufacturer of wireless communications antennas for broadband wireless, in-building wireless and land mobile radio applications. In connection with the acquisition, PCTEL, MAXRAD, and the shareholders of MAXRAD (Kathryn L. Hanus, George E. Hanus, Geraldine Hanus Children's Trusts - Kathryn L. Hanus Trust dated October 31, 2000, Geraldine Hanus Children's Trusts - George E. Hanus Trust dated October 31, 2000, George M. Hanus Trust dated June 7, 1986 - Marital Trust (collectively, the "Shareholders")) and certain other parties entered into a Securities Purchase Agreement, dated as of January 2, 2004 (the "Purchase Agreement"), pursuant to which PCTEL acquired all of the outstanding capital stock of MAXRAD. None of the Shareholders has a material relationship with PCTEL.

In exchange for the outstanding capital stock of MAXRAD, PCTEL paid $20 million in cash out of its available working capital, a portion of which will be held in escrow for a limited period of time as security for losses incurred by PCTEL in connection with, among other matters, any breaches of the agreements, covenants, representations and warranties made by MAXRAD or the Shareholders under or in connection with the Purchase Agreement. The purchase price is subject to adjustment based on the net assets reported on MAXRAD's balance sheet as of January 2, 2004. It is not expected that any such adjustment will be material. The purchase price for the MAXRAD stock was determined through arms-length negotiations by the parties.

A copy of the Purchase Agreement is filed as Exhibit 2.1 hereto and is incorporated by reference into this current report. The description of the Purchase Agreement set forth above is only a summary of some of the principal terms.

A copy of the press release announcing the closing of the acquisition is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial statements of business acquired

                  PCTEL will file the audited consolidated balance sheet of MAXRAD as of December 31, 2003, audited consolidated statements of income and cash flows of MAXRAD for the fiscal year ended December 31, 2003, the notes related thereto and the report of the independent public accountants thereon under the cover of an amendment to this Current Report on Form 8-K as soon as practicable, but in no event later than 60 days after the date on which this Current Report on Form 8-K was required to have been filed.

         (b) Pro forma financial information

                  PCTEL will file an unaudited pro forma condensed combined balance sheet of PCTEL and MAXRAD as of December 31, 2003, unaudited pro forma condensed combined statements of income of PCTEL and MAXRAD for the year then ended and the notes related thereto under the cover of an amendment to this Current Report on Form 8-K

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         as soon as practicable, but in no event later than 60 days after the date on which this Current Report on Form 8-K was required to have been filed.

         (c) Exhibits.

Exhibit No.                              Description
----------        --------------------------------------------------------------
2.1(a)            Securities Purchase Agreement dated January 2, 2004, by and among PCTEL, MAXRAD and the shareholders of MAXRAD.

99.1 Press release, dated January 5, 2004, announcing the completion of PCTEL's acquisition of MAXRAD.

99.2* The audited consolidated balance sheet of MAXRAD as of December 31, 2003, the audited consolidated statements of income and cash flows of MAXRAD for the fiscal year ended
                  December 31, 2003, the notes related thereto and the report of the independent public accountants thereon.

99.3* The unaudited pro forma condensed combined balance sheet of PCTEL and MAXRAD as of December 31, 2003, the unaudited pro forma condensed combined statements of income of PCTEL and MAXRAD for the year then ended and the notes related thereto.

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*        To be filed by amendment not later than 60 days after the date this
         Current Report on Form 8-K was required to have been filed.

(a) Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to such agreement have been omitted. PCTEL agrees to supplementally furnish a copy of such schedules to the Commission upon request.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2004

                                     PCTEL, INC.

                                     By: /s/ John W. Schoen
                                         -------------------------------------
                                         John W. Schoen, Chief Financial
                                         Officer

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                                  EXHIBIT INDEX

Exhibit No.                              Description
----------        --------------------------------------------------------------
2.1(a)            Securities Purchase Agreement dated January 2, 2004, by and among PCTEL, MAXRAD and the shareholders of MAXRAD.

99.1 Press release, dated January 5, 2004, announcing the completion of PCTEL's acquisition of MAXRAD.

99.2* The audited consolidated balance sheet of MAXRAD as of December 31, 2003, the audited consolidated statements of income and cash flows of MAXRAD for the fiscal year ended
                  December 31, 2003, the notes related thereto and the report of the independent public accountants thereon.

99.3* The unaudited pro forma condensed combined balance sheet of PCTEL and MAXRAD as of December 31, 2003, the unaudited pro forma condensed combined statements of income of PCTEL and MAXRAD for the year then ended and the notes related thereto.

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*        To be filed by amendment not later than 60 days after the date this
         Current Report on Form 8-K was required to have been filed.

(a) Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to such agreement have been omitted. PCTEL agrees to supplementally furnish a copy of such schedules to the Commission upon request.